Exhibit 10.15

CONFIDENTIAL EXECUTIVE SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS
This Confidential Executive Separation Agreement and General Release of All Claims ("Agreement") is made and entered into by and between Mark S. Flynn (hereinafter referred to as "Mr. Flynn") and Virtus Investment Partners, Inc. ("Virtus") (collectively, the "Parties").

WHEREAS, Mr. Flynn's role as Executive Vice President, General Counsel and Corporate Secretary will end effective on the earlier of May 13, 2019 or the date on which either a replacement for Mr. Flynn is named, or Virtus in its sole discretion modifies the role, in which case Mr. Flynn will continue in a transitional capacity as outlined herein for any period of time remaining through and until May 13, 2019;

WHEREAS, Mr. Flynn and Virtus wish to resolve fully and finally all matters pertaining to their employment relationship, and neither Party admits wrongdoing;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration;

IT IS HEREBY AGREED by and between the Parties as follows:

1.Definitions:

a.
"Released Parties" shall mean Virtus and any and all associated and member firms, all their respective past, present and future parent companies, subsidiaries, affiliates, divisions, related entities, joint venturers, subcontractors, agents, attorneys, insurers, subrogees, co- insurers and reinsurers, and all their respective, past, present and future officers, directors, employees, members, partners, principals, shareholders and owners, and all their respective heirs, executors, administrators, personal representatives, predecessors, successors, transferees and assigns.

b.	"Separation Date" shall be May 13, 2019.

c.
"Transition Period" shall be the period, if any, between the date on which either a replacement for Mr. Flynn is named or Virtus in its sole discretion modifies the role, and the separation date of May 13, 2019; if there is such a Transition Period, it shall be a period during which Mr. Flynn will work, as directed by Virtus in its sole discretion, to satisfactorily transition his work and responsibilities and cooperatively close out any open projects or matters. Virtus requires Mr. Flynn, during the Transition Period, to be available to Virtus as needed, as Virtus in its sole discretion, upon reasonable notice, shall determine. If, during the transition period, Mr. Flynn does not satisfactorily assist in the transition and/or make himself available to Virtus, Virtus reserves the right to terminate Mr. Flynn's employment immediately.

2.Payments and Benefits. Virtus agrees to provide the following payments and benefits to Mr. Flynn in exchange for his promises and his fulfillment of his agreements and commitments stated herein:

a.
Mr. Flynn will continue on the Virtus payroll at his current rate of pay, with benefits at his current level of participation and subject to any changes in cost or coverage that are applicable to other plan participants, through the Separation Date. Mr. Flynn will also be eligible, per the terms of the annual incentive program, to receive a 2018 annual incentive, due and payable on or about March 15, 2019; and

b.
Virtus shall offer Mr. Flynn a Supplemental Confidential Executive Separation Agreement and General Release of All Claims ("Supplemental Agreement"), in substantially the form attached hereto as Exhibit A, which shall offer Mr. Flynn benefits in accordance with Article 3 of the Executive Severance Allowance Plan in exchange for certain promises and consideration. The Supplemental Agreement shall not be signed prior to close of business on May 13, 2019.

All payments and benefits shall be treated by Virtus in accordance with applicable tax laws.

3.	No Other Agreements or Amounts Owed.

a.
Mr. Flynn agrees that the payments and benefits referenced in the Paragraph 2 above shall constitute all of the consideration provided to him under this Agreement. No other claimed payments, damages, costs, or attorneys' fees in connection with the matters encompassed by this Agreement are due or will be sought by him. He expressly agrees that he shall not be eligible for and shall not receive any other bonus or equity award of any kind except as expressly set forth herein. This non-eligibility includes, but is not limited to, any award under the 2019 Long-Term Incentive Plan.

b.	Mr. Flynn agrees that he would not receive the consideration that is specified in Paragraph 2 above but for his execution of this Agreement and the fulfillment of the promises contained herein.

c.
Mr. Flynn agrees that, other than that which shall be paid and/or offered pursuant to the express terms of this Agreement, he has received all other wages, overtime, bonuses, severance, vacation pay, commissions, benefits, or any other form of compensation, payments, and/or other amounts due to him as an employee of Virtus.

d.	Mr. Flynn further agrees that the terms of the applicable equity plan shall control the disposition of any equity award he has received.

4.Tax Consequences. Mr. Flynn acknowledges and agrees that the Released Parties have not made any representations regarding the tax consequences of any monies received pursuant to this Agreement. Mr. Flynn understands and expressly agrees he is solely responsible for any and all tax payments other than taxes withheld from amounts paid pursuant to Paragraph 2 above as reflected in applicable tax forms.

5.No Pending Actions. Mr. Flynn affirms that neither he nor anyone on his behalf has filed any complaints, charges, claims, or actions in any state, federal or local agency or court against any Released Party. Mr. Flynn further agrees that he will not file any claims against any Released Party in any judicial or arbitral forum. This Agreement does not prevent Mr. Flynn from filing a charge with, or participating in a claim prosecuted by, the Equal Employment Opportunity Commission, or any other administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation. However, this Agreement does waive Mr. Flynn's right to recover damages under those laws or regulations, except as required by law. Mr. Flynn further agrees that if any court were to assume jurisdiction of any complaint, charge, claim or action against any of the Released Parties on his behalf (other than an action in which he is an unnamed class representative), he will request that court to withdraw from or dismiss with prejudice the matter as it relates to him.

Nothing in this Agreement, including but not limited to the release of claims nor the confidentiality clause prohibits Mr. Flynn from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Mr. Flynn from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.

6.Non-Cooperation. To the fullest extent permitted by law and except as otherwise set forth herein, Mr. Flynn agrees not to cooperate voluntarily with, aid or assist in any way, any other potential or actual plaintiffs that have, or may have in the future, any lawsuits against any of the Released Parties. Mr. Flynn may cooperate only if compelled to testify under oath pursuant to a lawfully issued subpoena or other similar legal process, notice of which Mr. Flynn shall give within ten (I 0) days of its receipt to Virtus. Mr. Flynn agrees that such cooperation will be in a form no more extensive than required by law.

7.Non-Disparagement. Mr. Flynn agrees that he will not in any way maliciously disparage or defame the good name or business reputation of Virtus, or any of the Releasees, including, but not limited to, their officers, directors and employees, in any forum including to the media.

8.Confidentiality.

a.
The Parties understand and agree that this Agreement is strictly confidential. Except as specified in this Paragraph 8, the Parties agree not to disclose: i) the existence of this Agreement and any facts concerning its negotiation, execution or implementation, ii) the terms of this Agreement, and iii) the fact that Mr. Flynn received, and will receive, payment from Virtus, including the amount of any payment.

b.
Mr. Flynn is permitted to make such disclosures or show a copy of the Agreement: i) as required by law; ii) in response to a governmental or regulatory inquiry; iii) to an attorney or accountant for purposes of obtaining legal or tax advice; iv) to a financial advisor for the purpose of obtaining financial advice; or v) to his spouse. To the extent Mr. Flynn makes any disclosures permitted pursuant to items i) or ii) of this Paragraph 8(b), such disclosures shall be made only after giving written notice to Virtus sufficient for Released Parties to have reasonable opportunity to oppose such disclosure. If Mr. Flynn has any question as to whether any disclosure might breach this Paragraph 8, he must obtain written permission before making any such disclosure.

c.
Virtus and its affiliates may make disclosures as required by law. Virtus and its affiliates also may make disclosures to their respective officers, attorneys, auditors, financial advisors, and employees who, as reasonably determined by Virtus and its affiliates, as applicable, need to know such information, provided that any such disclosure shall be accompanied by an instruction to the person receiving such information to keep the information confidential.

d.	It shall not be considered a violation of this Agreement for Mr. Flynn to respond to any inquiries by stating he and Virtus mutually agreed that he would transition out of his position.

e.
Mr. Flynn affirms that he has not divulged any proprietary or confidential information of the Released Parties and will continue to maintain the confidentiality of such information consistent with policies, his agreement(s) with the Released Parties and/or common law.

f.
The parties understand and agree that because this Paragraph 8 is such a material consideration in the Released Parties' agreement to enter into this Agreement, any violation of any part of this provision shall constitute a material breach of this Agreement.

9.Release of Claims. Mr. Flynn hereby irrevocably and unconditionally releases, waives and forever discharges the Released Parties from any and all claims, demands or causes of action of every nature or description, based upon or relating to actions, omissions or events occurring before or on the date Mr. Flynn executes this Agreement, whether known or unknown, including, but not limited to, any claims relating to Mr. Flynn's employment. This Release of Claims shall include, but is not limited to, (i) any claims arising under the United States Constitution or any state Constitution; (ii) any claims for wages, compensation or benefits of any kind or nature; (iii) any claims of employment discrimination or related claims, including but not limited to claims brought under: Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), as amended; The Civil Rights Act of 1991, 42 U.S.C. § 1981; The Age Discrimination in Employment Act of 1967 (29 U.S.C § 621 et seq.); The Older Workers Benefits Protection Act of 1990 (OWBPA); The Americans With Disabilities Act of 1991, 42 U.S.C. § 12101 et seq.; The Rehabilitation Act of 1973, 29 U.S.C. §§ 701, 706, 791, 793-794; The Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; Fair Labor Standards Act of 1938 (29 U.S.C. § 201 et seq.); Equal Pay Act of 1963 (29 U.S.C. § 206(d)); The Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan); The Consolidated Omnibus Budget Reconciliation Act; The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; and Connecticut anti-discrimination and employment laws; all as amended; (iv) any claims under any other federal, state, or local statute, executive order, constitutional provision, regulation or ordinance; (v) any claims based on contract, express or implied; (vi) any claims based on tort (including, without limitation, negligence); or (vii) any claims that relate directly or indirectly to, or that are in any way connected with, any of the acts, omissions, events, circumstances, or matters of any kind or nature that Mr. Flynn raised or could have raised during his employment or thereafter.

If any claim is not subject to release, Mr. Flynn waives, to the extent permitted by law, any right or ability to be a class or collective action representative or otherwise to participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which any Released Party is a party.

10.Return of Property. Mr. Flynn represents that, within a reasonable period after the Separation Date, or at an earlier date requested by the Company, he will return all property belonging to the Released Parties.

11.Governing Law. This Agreement shall be governed by the laws of the State of Connecticut (without giving effect to its conflicts of laws principles). Any modification to this Agreement must be made in writing and signed by both Virtus and Mr. Flynn.

12.No Inducements or Reliance. Mr. Flynn represents that no promise, inducement or other agreement not expressly contained or referenced herein has been made to induce him to enter into this Agreement. He further acknowledges that, in executing this Agreement, he has not relied on any representation or statement made by any Released Party with regard to the subject matter, basis, or effect of this Agreement or otherwise other than those specifically stated in this written Agreement.

13.Period for Review and Execution by Mr. Flynn. Mr. Flynn acknowledges and confirms that he has at least twenty-one calendar (21) days to consider this Agreement, starting on the date on which he received it. Virtus advises Mr. Flynn to seek legal counsel regarding this Agreement before signing it.

14.Period for Revocation by Mr. Flynn. After executing this Agreement, Mr. Flynn may choose to revoke it within seven (7) days ("the Revocation Period") after his signature hereon. If Mr. Flynn does choose to revoke, he must do so in a writing delivered (by fax, mail or email) to Mardelle Pena, Executive Vice President, Human Resources at Virtus, and received no later than the close of business on the seventh (7th) day following the date on which Mr. Flynn executes this Agreement. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event that Mr. Flynn does not accept this Agreement or revokes acceptance of this Agreement during the Revocation Period, this Agreement, including, but not limited to, the obligation of the Released Parties to provide the payments and benefits set forth in Paragraph 2, shall automatically be null and void. To the extent any payment set forth in Paragraph 2 of this Agreement is paid prior to the expiration of the Revocation Period and Mr. Flynn timely revokes this Agreement, Mr. Flynn will immediately return all such payment to Virtus, unless such payment represents wages earned for work already performed in his current or transitional role. If such return of payment or any part thereof is collected through judicial proceedings or if the payment is placed with a third party for collection after Mr. Flynn's failure to return such payment, Mr. Flynn agrees to pay, in addition to the principal amount, reasonable attorneys' fees and costs incurred by Virtus.

15.Successors. This Agreement shall be binding on the Parties and on their heirs, administrators, representatives, executors, successors, and assigns and shall inure to the benefit of said Parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns.

16.No Assignment/Transfer. Mr. Flynn expressly warrants that no rights, causes of actions, or claims released in this Agreement have been assigned, transferred or otherwise disposed of to any person or entity, nor has he made any attempt to do so. Mr. Flynn agrees to hold harmless and indemnify the Released Parties should any other person or entity assert any rights, causes of actions, or claims released in this Agreement.

17.Severability. Mr. Flynn agrees not to challenge the Release of Claims in Paragraph 9 of this Agreement as illegal, invalid or unenforceable. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, all of the other provisions shall remain valid and enforceable, unless the provision found to be unenforceable is of such material effect that this Agreement cannot be performed in accordance with the intent of the Parties in the absence thereof.

18.Entire Agreement/Construction. Except as otherwise expressly set forth herein, this Agreement, along with any applicable plan documents, including but not limited to the Severance Plan as referred to herein set forth the entire agreement between the Parties and fully supersede any and all agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto. Headings are used herein for convenience only and shall have no force or effect in the interpretation or construction of this Agreement. This Agreement may be executed in counter-parts.

19.Enforcement. The Parties understand and agree that if any action brought to enforce this Agreement shall be filed in a court of competent jurisdiction in Connecticut.

20.Opportunity for Review. Mr. Flynn represents that he:

•	HAS REVIEWED ALL ASPECTS OF THIS AGREEMENT,

•	HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT,

•	UNDERSTANDS THAT, IN AGREEING TO THIS DOCUMENT, ANY AND ALL CLAIMS THAT MR. FLYNN MAY HAVE AGAINST THE RELEASED PARTIES ARE RELEASED,

•
UNDERSTANDS THAT HE IS SPECIFICALLY RELEASING ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 ET SEQ., THE OLDER WORKERS BENEFIT PROTECTION ACT, PUB. L. 101-433 ("OWBPA"), AND ANY FEDERAL, STATE OR LOCAL FAIR EMPLOYMENT ACTS ARISING UP TO THE DATE OF MR. FLYNN'S EXECUTION OF THIS AGREEMENT,

•	VOLUNTARILY AGREES TO ALL THE TERMS SET FORTH IN TIDS AGREEMENT AND FREELY AND KNOWINGLY AND WILLINGLY INTENDS TO BE LEGALLY BOUND BY THE SAME,

•	UNDERSTANDS THAT VIRTUS ADVISES HIM TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT,

•	AGREES THAT HE HAS BEEN GIVEN A REASONABLE AMOUNT OF TIME TO CONSIDER THE TERMS OF THIS AGREEMENT AND DISCUSS THEM WITH AN ATTORNEY.

EXECUTED on the date set forth below.

/s/ Mark S. Flynn	1/25/2019	/s/ Mardelle W. Pena	1/25/2019

Mark S. Flynn	Date	Mardelle W. Pena	Date
Virtus Investment Partners, Inc.

Exhibit A

SUPPLEMENTAL CONFIDENTIAL EXECUTIVE SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Supplemental Confidential Executive Separation Agreement and General Release of All Claims ("Supplemental Agreement") is made and entered into by and between Mark S. Flynn (hereinafter referred to as "Mr. Flynn") and Virtus Investment Partners, Inc. ("Virtus") (collectively, the "Parties").

WHEREAS, Mr. Flynn and Virtus entered into a Confidential Executive Separation Agreement and General Release of All Claims, which Mr. Flynn signed on January 25, 2019 ("Agreement");

WHEREAS, Mr. Flynn's role as Executive Vice President, General Counsel and Corporate Secretary will end effective on the earlier of May 13, 2019 or the date on which either a replacement for Mr. Flynn is named, or Virtus in its sole discretion modifies the role, in which case Mr. Flynn will continue in a transitional capacity as outlined herein for any period of time remaining through and until May 13, 2019;

WHEREAS, Virtus wishes to offer Mr. Flynn severance in exchange for his promises and covenants herein and in accordance with the Amended and Restated Executive Severance Allowance Plan of Virtus Investment Partners, Inc. ("Severance Plan"); and

WHEREAS, the Parties wish to resolve fully and finally all matters pertaining to their employment relationship, and neither Party admits wrongdoing;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration;

IT IS HEREBY AGREED by and between the Parties as follows:

1.Definitions:

a.	The "Effective Date" of this Supplemental Agreement shall be the date on which it is executed by Mr. Flynn.

b.
"Released Parties" shall mean Virtus and any and all associated and member firms, all their respective past, present and future parent companies, subsidiaries, affiliates, divisions, related entities, joint venturers, subcontractors, agents, attorneys, insurers, subrogees, co insurers and reinsurers, and all their respective, past, present and future officers, directors, employees, members, partners, principals, shareholders and owners, and all their respective heirs, executors, administrators, personal representatives, predecessors, successors, transferees and assigns.

c.	"Separation Date" shall be May 13, 2019. Mr. Flynn shall not sign this Supplemental Agreement before close of business on May 13, 2019.

2.Payments and Benefits. Virtus agrees to provide, in exchange for Mr. Flynn's promises and agreements stated herein, benefits in accordance with Article 3 of the Severance Plan, exclusive of sub-paragraph 3.02(d). The parties agree that Mr. Flynn's separation from employment will be treated as other than for cause as defined in the Severance Plan. In addition, Mr. Flynn's prior equity awards will be treated pursuant to the Virtus Investment Partners, Inc. Amended and Restated 2016 Omnibus Incentive and Equity Plan ("Equity Plan"), as if Mr. Flynn were retiring as of the Separation Date, and all elements of the Equity Plan are otherwise applicable.

All payments and benefits shall be treated by Virtus in accordance with applicable tax laws.

3.Conditions for Receipt of Payments and Benefits. To receive the payments and benefits described in Paragraph 2 above, Mr. Flynn must: (a) refrain from directly or indirectly interfering in any manner with the operations, management or administration of any Virtus office, agent or employee and refraining from making any maliciously disparaging or defamatory remarks concerning Virtus, its representatives, agents and employees; (b) refrain from encouraging, soliciting or suggesting to any and all employees, agents, representatives and/or clients of Virtus that they terminate or alter their current relationship with Virtus; and (c) comply with a continuing obligation to maintain the confidentiality of proprietary information following the Separation Date. If Mr. Flynn should violate any of these conditions, he will be in violation of this Supplemental Agreement and will be required to return any payments or benefits already provided to him, except for payments representing wages earned for work already performed, and to forfeit his right to any further payments or benefits.

4.No Other Agreements or Amounts Owed.

a.
Mr. Flynn agrees that the payments and benefits referenced in Paragraph 2 above constitute all of the consideration to be provided to him under this Supplemental Agreement or under any other plan, agreement or program. No other claimed payments, damages, costs, or attorneys' fees in connection with the matters encompassed by this Supplemental Agreement are due or will be sought by him.

b.
Mr. Flynn agrees that he would not receive the consideration that is specified in Paragraph 2 above but for his execution of this Supplemental Agreement and the fulfillment of the promises contained herein.

c.
Mr. Flynn agrees that, other than that which shall be paid pursuant to the express terms of this Supplemental Agreement, he has received all other wages, overtime, bonuses, severance, vacation pay, commissions, benefits, or any other form of compensation, payments, and/or other amounts due to him as an employee of Virtus.

d.	Mr. Flynn further agrees that the terms of the applicable equity grant agreements, as governed by the Equity Plan, shall control the disposition of any equity award he has received.

5.Tax Consequences. Mr. Flynn acknowledges and agrees that the Released Parties have not made any representations regarding the tax consequences of any monies received pursuant to this Supplemental Agreement. Mr. Flynn understands and expressly agrees he is solely responsible for any and all tax payments other than taxes withheld from amounts paid pursuant to Paragraph 2 above as reflected in applicable tax forms.

6.No Pending Actions. Mr. Flynn affirms that neither he nor anyone on his behalf has filed any complaints, charges, claims, or actions in any state, federal or local agency or court against any Released Party. Mr. Flynn further agrees that he will not file any claims against any Released Party in any judicial or arbitral forum. This Supplemental Agreement does not prevent Mr. Flynn from filing a charge with, or participating in a claim prosecuted by, the Equal Employment Opportunity Commission, or any other administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation. However, this Supplemental Agreement does waive Mr. Flynn's right to recover damages under those laws or regulations. Mr. Flynn further agrees that if any court were to assume jurisdiction of any complaint, charge, claim or action against any of the Released Parties on his behalf (other than an action in which he is an unnamed class representative), he will request that court to withdraw from or dismiss with prejudice the matter as it relates to him.

Nothing in this Agreement, including but not limited to the release of claims nor the confidentiality clause prohibits Mr. Flynn from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Mr. Flynn from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.

7.Non-Cooperation. To the fullest extent permitted by law and except as otherwise set forth herein, Mr. Flynn agrees not to cooperate voluntarily with, aid or assist in any way, any other potential or actual plaintiffs that have, or may have in the future, any lawsuits against any of the Released Parties. Mr. Flynn may cooperate only if compelled to testify under oath pursuant to a lawfully issued subpoena or other similar legal process, notice of which Mr. Flynn shall give within ten (10) days of its receipt to Virtus. Mr. Flynn agrees that such cooperation will be in a form no more extensive than required by law.

8.Confidentiality.

a.
The Parties understand and agree that this Supplemental Agreement is strictly confidential. Except as specified in this Paragraph 8, the Parties agree not to disclose: i) the existence of this Supplemental Agreement and any facts concerning its negotiation, execution or implementation, ii) the terms of this Supplemental Agreement, and iii) the fact that Mr. Flynn received, and will receive, payments and benefits from Virtus, including the amount of any payment and nature of any benefit.

b.
Mr. Flynn is permitted to make such disclosures or show a copy of the Supplemental Agreement: i) as required by law; ii) in response to a governmental or regulatory inquiry; iii) to an attorney or accountant for purposes of obtaining legal or tax advice; iv) to a financial advisor for the purpose of obtaining financial advice; or v) to his spouse. To the extent Mr. Flynn makes any disclosures permitted pursuant to items i) or ii) of this Paragraph 8(b), such disclosures shall be made only after giving written notice to Virtus sufficient for Released Parties to have reasonable opportunity to oppose such disclosure. If Mr. Flynn has any question as to whether any disclosure might breach this Paragraph 8, he must obtain written permission before making any such disclosure.

c.
Virtus and its affiliates may make disclosures as required by law. Virtus and its affiliates may make disclosures to their respective officers, attorneys, auditors, financial advisors, and employees who, as reasonably determined by Virtus and its affiliates, as applicable, need to know such information, provided that any such disclosure shall be accompanied by an instruction to the person receiving such information to keep the information confidential.

d.
It shall not be considered a violation of this Supplemental Agreement for Mr. Flynn to respond to any inquiries by stating only that he and Virtus mutually agreed that he would transition out of his position.

e.
The Parties understand and agree that because this Paragraph 8 is such a material consideration in the Released Parties' agreement to enter into this Supplemental Agreement, any violation of any part of this provision shall constitute a material breach of this Supplemental Agreement.

9.Release of Claims. Mr. Flynn hereby irrevocably and unconditionally releases, waives and forever discharges the Released Parties from any and all claims, demands or causes of action of every nature or description, based upon or relating to actions, omissions or events occurring before or on the Effective Date of this Supplemental Agreement, whether known or unknown, including, but not limited to, any claims relating to Mr. Flynn's employment and separation of employment with Virtus. This Release of Claims shall include, but is not limited to, (i) any claims arising under the United States Constitution or any state Constitution; (ii) any claims for wages, compensation or benefits of any kind or nature; (iii) any claims of employment discrimination or related claims, including but not limited to claims brought under: Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), as amended; The Civil Rights Act of 1991, 42 U.S.C. § 1981; The Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.); The Older Workers Benefits Protection Act of 1990 (OWBPA); The Americans With Disabilities Act of 1991, 42 U.S.C. § 12101 et seq.; The Rehabilitation Act of 1973, 29 U.S.C. §§ 701, 706, 791, 793-794; The Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; Fair Labor Standards Act of 1938 (29 U.S.C. § 201 et seq.); Equal Pay Act of 1963 (29 U.S.C. § 206(d)); The Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan); The Consolidated Omnibus Budget Reconciliation Act; The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; and Connecticut anti-discrimination and employment laws; all as amended; (iv) any claims under any other federal, state, or local statute, executive order, constitutional provision, regulation or ordinance; (v) any claims based on contract, express or implied; (vi) any claims based on tort (including, without limitation, negligence); or (vii) any claims that relate directly or indirectly to, or that are in any way connected with, any of the acts, omissions, events, circumstances, or matters of any kind or nature that Mr. Flynn raised or could have raised during his employment or thereafter.

If any claim is not subject to release, Mr. Flynn waives, to the extent permitted by law, any right or ability to be a class or collective action representative or otherwise to participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which any Released Party is a party.

10.Governing Law. This Supplemental Agreement shall be governed by the laws of the State of Connecticut (without giving effect to its conflicts of laws principles). Any modification to this Supplemental Agreement must be made in writing and signed by both Virtus and Mr. Flynn.

11.No Inducements or Reliance. Mr. Flynn represents that no promise, inducement or other agreement not expressly contained herein has been made to induce him to enter into this Supplemental Agreement. He further acknowledges that, in executing this Supplemental Agreement, he has not relied on any representation or statement made by any Released Party with regard to the subject matter, basis, or effect of this Supplemental Agreement or otherwise other than those specifically stated in this written Supplemental Agreement.

12.Period for Review and Execution by Mr. Flynn. Mr. Flynn acknowledges and confirms that he has at least twenty-one calendar (21) days to consider this Supplemental Agreement, starting on the date on which he received it. Virtus advises Mr. Flynn to seek legal counsel regarding this Agreement before signing it.

13.Period for Revocation by Mr. Flynn. After executing this Supplemental Agreement, Mr. Flynn may choose to revoke it within seven (7) days ("the Revocation Period") after his signature hereon. If Mr. Flynn does choose to revoke, he must do so in a writing delivered (by fax, mail or email) to Mardelle Pena, Executive Vice President, Human Resources at Virtus, and received no later than the close of business on the seventh (7th) day following the date on which Mr. Flynn executes this Supplemental Agreement. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event that Mr. Flynn does not accept this Supplemental Agreement or revokes acceptance of this Supplemental Agreement during the Revocation Period, this Supplemental Agreement, including, but not limited to, the obligation of the Released Parties to provide the payments and benefits set forth in Paragraph 2 of this Supplemental Agreement, shall automatically be null and void. To the extent any payment set forth in Paragraph 2 of this Supplemental Agreement is paid prior to the expiration of the Revocation Period and Mr. Flynn timely revokes this Supplemental Agreement, Mr. Flynn will immediately return all such payment to Virtus, unless such payment represents wages earned for work already performed in his current or transitional role. If such return of payment or any part thereof is collected through judicial proceedings or if the payment is placed with a third party for collection after Mr. Flynn's failure to return such payment, Mr. Flynn agrees to pay, in addition to the principal amount, reasonable attorneys' fees and costs incurred by Virtus.

14.Successors. This Supplemental Agreement shall be binding on the Parties and on their heirs, administrators, representatives, executors, successors, and assigns and shall inure to the benefit of said Parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns.

15.No Assignment/Transfer. Mr. Flynn expressly warrants that no rights, causes of actions, or claims released in this Supplemental Agreement have been assigned, transferred or otherwise disposed of to any person or entity, nor has he made any attempt to do so. Mr. Flynn agrees to hold harmless and indemnify the Released Parties should any other person or entity assert any rights, causes of actions, or claims released m this Supplemental Agreement.

16.Severability. Mr. Flynn agrees not to challenge the Release of Claims in Paragraph 9 of this Supplemental Agreement as illegal, invalid or unenforceable. Should any provision of this Supplemental Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, all of the other provisions shall remain valid and enforceable, unless the provision found to be unenforceable is of such material effect that this Supplemental Agreement cannot be performed in accordance with the intent of the Parties in the absence thereof.

17.Entire Agreement/Construction. Except as otherwise expressly set forth herein, this Supplemental Agreement, along with the Agreement dated ________, 2019 referenced above and all applicable plan documents, including but not limited to the Severance Plan and the Equity Plan as referred to herein, sets forth the entire agreement between the Parties and fully supersedes any and all agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. This

Supplemental Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto. Headings are used herein for convenience only and shall have no force or effect in the interpretation or construction of this Supplemental Agreement. This Supplemental Agreement may be executed in counter-parts.

18.Enforcement. The Parties understand and agree that if any action brought to enforce this Supplemental Agreement shall be filed in a court of competent jurisdiction in Connecticut.

19.Opportunity for Review. Mr. Flynn represents that he:

•	HAS REVIEWED ALL ASPECTS OF THIS SUPPLEMENTAL AGREEMENT,

•	HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS SUPPLEMENTAL AGREEMENT,

•	UNDERSTANDS THAT, IN AGREEING TO THIS DOCUMENT, ANY AND ALL CLAIMS THAT MR. FLYNN MAY HAVE AGAINST THE RELEASED PARTIES ARE RELEASED,

•
UNDERSTANDS THAT HE IS SPECIFICALLY RELEASING ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 ET SEQ., THE OLDER WORKERS BENEFIT PROTECTION ACT, PUB. L.101-433 ("OWBPA"), AND ANY FEDERAL, STATE OR LOCAL FAIR EMPLOYMENT ACTS ARISING UP TO THE DATE OF MR. FLYNN'S EXECUTION OF THIS AGREEMENT,

•	VOLUNTARILY AGREES TO ALL THE TERMS SET FORTH IN THIS SUPPLEMENTAL AGREEMENT AND FREELY AND KNOWINGLY AND WILLINGLY INTENDS TO BE LEGALLY BOUND BY THE SAME,

•	UNDERSTANDS THAT VIRTUS ADVISES HIM TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS SUPPLEMENTAL AGREEMENT,

•	AGREES THAT HE HAS BEEN GIVEN A REASONABLE AMOUNT OF TIME TO CONSIDER THE TERMS OF THIS SUPPLEMENTAL AGREEMENT AND DISCUSS THEM WITH AN ATTORNEY.

EXECUTED on the date set forth below.

Mark S. Flynn	Date

Virtus Investment Partners, Inc.	Date

BY:

ADDENDUM TO CONFIDENTIAL EXECUTIVE SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

Wherefore, Virtus Investment Partners, Inc. and Mark S. Flynn ("the Parties") signed the Confidential Executive Separation Agreement and General Release of All Claims ("the Agreement") on or about January 25, 2019;
Wherefore, Paragraph 11 of the Agreement provides for any modification to the Agreement to be made in writing signed by both Parties;
Wherefore, the Parties wish to the modify the Agreement as stated below; and
Wherefore, in all other respects, the Agreement shall remain in full force and effect:

1.
In the first Whereas paragraph on page 1 of the Agreement, the date of May 13, 2019 shall be replaced by the date July 1, 2019, such that the provision shall read, in pertinent part: " ... Mr. Flynn will continue in a transitional capacity as outlined herein for any period of time remaining through and until July 1, 2019" (emphasis added to highlight new date).

2.	The Transition Period and Separation Date shall thus extend to July 1, 2019.

3.
Each of the Parties has the right to terminate Mr. Flynn's transitional capacity role, and thus the Transition Period, at any time between now and July 1, 2019 on two weeks' written notice, for any reason or no reason without prejudice to the payments and benefits as outlined in Paragraph 2 of the Agreement.

4.
In Paragraph 2(b) of the Agreement, the statement that "The Supplemental Agreement shall not be signed prior to close of business on May 13, 2019" shall be modified to "The Supplemental Agreement shall not be signed prior to close of business on July 1, 2019 or such earlier date on which the Transition Period may end."

THIS MODIFICATION IS EXECUTED VOLUNTARILY AND WITHOUT COERCION ON THE DATE SET FORTH BELOW:

/s/ Mark S. Flynn	5/13/2019	/s/ Mardelle W. Pena	5/13/2019

Mark S. Flynn	Date	Mardelle W. Pena	Date
Virtus Investment Partners, Inc.